Exhibit 23.1

[Letterhead of BDO]

Consent of Independent Registered Public Accounting Firm

Aviat Networks, Inc.
Santa Clara, California
We hereby consent to the incorporation by reference in this Registration Statement of our reports dated September 30, 2015, relating to the consolidated financial statements, the effectiveness of Aviat Network, Inc.’s internal control over financial reporting, and schedule of Aviat Networks, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended July 3, 2015.

/s/ BDO USA, LLP
San Jose, California
February 10, 2016